Certain confidential portions of this exhibit have been omitted and replaced with "[***]". Such identified information has been excluded from this exhibit because it is (i) not material and (ii) is the type that the registrant treats as private or confidential.

THIRD AMENDMENT TO THE

ETF FUND ACCOUNTING SERVICING AGREEMENT

THIS THIRD AMENDMENT to the ETF Fund Accounting Servicing Agreement dated as of January 22, 2025, as amended (the “Agreement”) is made and entered into as of June 15, 2026 (the “Effective Date”), by and between HORIZON FUNDS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, d/b/a U.S. Bank Global Fund Services, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to update the fees listed in Exhibit B of the Agreement, effective as of February 1, 2026; and

WHEREAS, the parties desire to amend Exhibit A to add the following funds:

Anfield Dynamic Fixed Income ETF

Anfield Enhanced Market Strategy ETF

Anfield Universal Fixed Income ETF

Anfield U.S. Equity Sector Rotation ETF

Regents Park Hedged Market Strategy ETF

WHEREAS, Section 15(e) of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1. Effective as of February 1, 2026, Exhibit B is hereby superseded and replaced in its entirety with the Exhibit B attached hereto.

2. As of the Effective Date, Exhibit A is hereby superseded and replaced in its entirety with the Exhibit A attached hereto.

3. Notwithstanding the foregoing, all other terms and conditions of the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

HORIZON FUNDS

By: /s/ Steve Terry

Name: Steve Terry

Title: Chief Financial Officer

Date: June 11, 2026

U.S. BANCORP FUND SERVICES, LLC

By: /s/ Elizabeth Scalf

Name: Elizabeth Scalf

Title: Senior Vice President

Date: June 11, 2026

Exhibit A to the ETF Fund Accounting Servicing Agreement

Separate Series of Horizon Funds

Name of Series

Anfield Dynamic Fixed Income ETF

Anfield Enhanced Market Strategy ETF

Anfield Universal Fixed Income ETF

Anfield U.S. Equity Sector Rotation ETF

Horizon Expedition Plus ETF

Horizon Landmark ETF

Horizon Dividend Income ETF

Horizon Core Equity ETF

Horizon Managed Risk ETF

Horizon Core Bond ETF

Horizon Flexible Income ETF

Horizon Nasdaq-100 Defined Risk ETF

Horizon Digital Frontier ETF

Horizon International Equity ETF

Horizon International Managed Risk ETF

Horizon Small/Mid Cap Core Equity ETF

Regents Park Hedged Market Strategy ETF

Exhibit B

Fund Accounting Servicing Agreement Fee Schedule

Effective from 2/1/2026 to 1/31/2028

Base Fee for Accounting and Administration

The following reflects the greater of the basis point fee or annual minimum where Horizon Investments, LLC is the investment adviser and Horizon Funds is the investment company.

Annual Trust Minimum

Number of ETFs * Fund Min ([***])

Basis Points on Trust AUM for (ETFs)

First $250m – [***]

Next $250m – [***]

Next $1B – [***]

Balance – [***]

Trust minimum will be recalculated dynamically at each ETF launch.

U.S. Bank will apply a one time fee waiver of [***] for each new fund converting into the Horizon Funds (Anfield/Regents Park); currently five ETFs and one mutual fund = [***].

See Appendix A for Services and Associated Fees in addition to the Base Fee

See Appendix B for Optional Supplemental Services and Associated Fees in addition to the Base Fee

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the initial two-year period. Following the initial two-year period, this fee schedule will automatically renew (unless otherwise amended or terminated) for successive two-year periods, and should this service agreement with U.S. Bank be terminated prior to the end of such a two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of such two-year period.

Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).

1 Subject to annual CPI increase: All Urban Consumers – provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly.

Appendix A

Accounting, Administration, Transfer Agent Services (in addition to the Base Fee)

Data Services

Pricing and Security Setup Services

For daily pricing, setup, and maintenance of each security (estimated 252 pricing days annually)

[***] Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps

[***] Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Governments Agency Bonds, Mortgage Backed Securities, and Municipal Bonds

[***] Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds

[***] Bank Loans

Derivative Instruments are generally charged at the following rates:

[***] Interest Rate Swaps, Foreign Currency Swaps

[***] Swaptions

[***] Credit Default Swaps

[***] Intraday money market funds pricing, up to 3 times per day

[***] per Month Manual Security Pricing (>25 per day)

Note: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs, CDOs and complex derivative instruments, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action, Factor, and ETF Income Projection Services

[***] per Foreign Equity Security per Month for Corporate Action Services

[***] per Domestic Equity Security per Month for Corporate Action Services

[***] per CMO and Asset Backed Security per Month / [***] for ETF Funds per month for Factor Services

[***] per Mortgage Backed Security per Month for Factor Services / no charge for ETF Funds

[***] per Fixed Income Security per Month for ETF funds only for ETF income projections

Third Party Administrative Data Charges

(descriptive data for analytics, reporting and compliance)

[***] per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)

Index Service Fees

[***] per month per fund: Tier 0 for maintenance of data for performance calculations where the client is supplying the Index data

[***] per month per fund: Tier 1 including but not limited to: ICE Indexes, Morningstar, Bloomberg, S&P, Dow Jones, CBOE, and HFRI Indexes

[***] per month per fund: Tier 2 including but not limited to: MSCI Indexes, FTSE Russell

[***] per month per fund: Tier 3 including but not limited to: Wilshire Indexes, Lipper JPM

[***] per month per fund additional fee for creation of a blended index, in addition to Tier index fees.

Note: Rates are tiered based upon rates charged by the index provider and are subject to change. S&P Global and Dow Jones are their standard packages only, specialized packages from all index providers will result in a higher fee. Use of other, custom, and blended indexes may result in additional fee. Index providers may require a direct contract in addition to the above service contract, which may result in additional fees payable to the index provider.

All Data Service charges are subject to change based on cost increases from underlying data providers.

SEC Modernization Requirements

Form N-PORT [***] per year, per Fund

Form N-CEN [***] per year, per Fund

Expense Processing and Budgeting Services Non-Unitary Fee ETFs:

Fund administration payment of fund expenses and quarterly budgeting on behalf of ETFs not utilizing a unitary fee structure:

[***] per year, per Fund

Core Tax Services

M-1 book-to-tax adjustments at fiscal and excise year-end

Prepare tax footnotes in conjunction with fiscal year-end audit

Prepare Form 1120-RIC federal income tax return and relevant schedules

Prepare Form 8613 and relevant schedules

Prepare Form 1099-MISC Forms

Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing

Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC, Portfolio Composition File (PCF) management services, SWIFT processing, customized reporting, third-party data provider costs, postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

Appendix B

OPTIONAL Services for Fund Accounting, Fund Administration & Portfolio Compliance

(provided by U.S. Bank upon client need and/or request)

Daily Compliance Services

[***] per fund group per year - Base fee

Additional fee of [***] per fund per year (first fund included in base fee)

SEC Derivatives Rule 18f-4 Confluence Technologies Offering

Limited Derivatives User – [***] per Fund per Month

Full Derivatives User (no OTC derivatives) – [***] per Fund per Month

Full Derivative User (with 1-5 OTC derivatives) – [***] per Fund per Month

Full Derivative User (with 5 or more OTC derivatives) – [***] per Fund per Month

Closed Fund Data Maintenance Fee – [***]

*Additional fees may apply from index providers

Section 15(c) Reporting

[***] per fund per standard reporting package*

*Standard reporting packages for annual 15(c) meeting

Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report

Performance reporting package: Peer Comparison Report

Additional 15c reporting is subject to additional charges

Data source Morningstar; other data sources may incur additional charges by a third-party source.

Fees for Special Situation: Fee will be assessed.

Rule 2a-5 Supplemental Services:

Monthly Fee for Such Fund:

Percentage of individual level 2 instruments held by a Fund 5% or less – [***]

More than 5% but less than 25% – [***]

25% or more – [***]

Note: The availability of the Rule 2a-5 Supplemental Services and the associated fees are dependent on comparison prices from third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 services may not include instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.

Digital Board Materials:

Comprehensive Digital Services

Base Fee – [***]

Per User Fee – [***]

Per Separate Committee Fee – [***]

Subject to an annual increase, provided that the annual increase will not exceed 4.5% through October 2025.

Per user fee applies to all users excluding any USBGFS employee who is not an officer in a Multiple Series Trust sponsored by USBGFS.

Per Separate Committee fee is used to host and organize materials outside of the main board meeting, such as audit committees, governance committees, and executive committees.

Light Digital Offering

Base Fee – [***]

NOTE: The Rule 2a-5 Supplemental Services and the associated fees are dependent on comparison prices from third-party pricing source. The Fund may choose to perform comparison pricing with a different comparison pricing vendor under an alternative service with different associated costs.

1 All Urban Consumers index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Controlled Foreign Corporation (CFC)

U.S. Bank Fee Schedule plus [***]

C-Corp Administrative Services

1940 Act C-Corp – U.S. Bank Fee Schedule plus [***]

1933 Act C-Corp – U.S. Bank Fee Schedule plus [***]

Optional Tax Services

Additional services excluded from the Base Fee are:

Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) [***] per year

Additional Capital Gain Dividend Estimates (First two included in core services) [***] per additional estimate

State tax returns (First two included in core services) [***] per additional return

Tax Reporting C-Corporations

Federal Tax Returns

Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) [***]

Prepare Federal and State extensions (If Applicable) Included in the return fees

Prepare provision estimates [***] per estimate

State Tax Returns

Prepare state income tax returns for funds and blocker entities [***] per state return

Sign state income tax returns [***] per state return

Assist in filing state income tax returns Included with preparation of returns

State tax notice consultative support and resolution [***] per fund

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided.